AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 1997

                                                     REGISTRATION NO. 333-12257
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              ------------------

                                   FORM S-3/A

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------



                        SINCLAIR BROADCAST GROUP, INC.
            (Exact name of registrant as specified in its charter)



                  MARYLAND                           4833                      52-1494660
     (State or other jurisdiction of     (Primary Standard Industrial       (I.R.S. Employer
      incorporation or organization)      Classification Code Number)     Identification Number)

                              ------------------
                             2000 WEST 41ST STREET
                           BALTIMORE, MARYLAND 21211
                                (410) 467-5005

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                DAVID D. SMITH
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        SINCLAIR BROADCAST GROUP, INC.
                             2000 WEST 41ST STREET
                           BALTIMORE, MARYLAND 21211
                                (410) 467-5005

(Name,  address,  including zip code, and telephone number, including area code, of agent for service)
                              ------------------

                      SEE TABLE OF ADDITIONAL REGISTRANTS.
                              ------------------
                                With a copy to:

  GEORGE P. STAMAS, ESQ.                   STEVEN A. THOMAS, ESQ.
WILMER, CUTLER & PICKERING                THOMAS & LIBOWITZ, P.A.
   2445 M STREET, N.W.                 100 LIGHT STREET -- SUITE 1100
  WASHINGTON, D.C. 20037                    BALTIMORE, MD 21202
      (202) 663-6000                         (410) 752-2468

                              ------------------

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

                              ------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
[]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS



 EXHIBIT
 NUMBER                               DESCRIPTION
-------- -----------------------------------------------------------------------
  1.1*   Form of Common Stock Underwriting Agreement
  1.2*   Form of Debt Security Underwriting Agreement
  1.3*   Form of Preferred Stock Underwriting Agreement
  4.1    Amended and  Restated  certificate  of  Incorporation (incorporated  by reference to the Company's Report on Form 10-Q for the quarterly period ended June 30, 1996.)
  4.2    Bylaws (incorporated by reference to the Company Registration Statement on Form S-1, No. 33-90682)
  4.3    Form of Class A Common Stock  Certificate (incorporated by reference to the Company's registration statement on Form S-1, No. 33-90682)
  4.4    Form of Articles  Supplementary  relating  to  Preferred  Stock  issued pursuant to this Registration Statement
  4.5    Form of Senior Indenture
  4.6    Form of Senior Subordinated Indenture
  4.7*   Form of Preferred Stock Certificate
  4.8*   Form of Depositary Agreement
  4.9*   Form of Depositary Receipt
  5.1*   Form  of  Opinion of Wilmer, Cutler & Pickering (including the  consent of such firm) regarding legality of securities being offered
  5.2*   Form of Opinion of Thomas & Libowitz,  P.A. (including  the  consent of such firm) regarding legality of securities being offered
 12.1    Statement re computation of ratios
 23.1    Consent of Wilmer, Cutler & Pickering (incorporated herein by reference to Exhibit 5.1 hereto)
 23.2    Consent of Arthur Andersen LLP,independent certified public accountants
 23.3    Consent  of  KPMG  Peat  Marwick LLP,  independent   certified   public
         accountants
 23.4    Consent of Price Waterhouse LLP, independent accountants, relating  to
         Financial Statements of Kansas City TV 62 Limited Partnership
 23.5    Consent of Price Waterhouse LLP, independent accountants, relating   to
         financial  statements  of Cincinnati TV 64 Limited Partnership
 23.6    Consent of Ernst & Young LLP, independent certified public accountants
 23.7    Consent of Barry Baker to be named as a director
 23.8    Consent of Roy F. Coppedge, III to be named as a director
 24.1    Powers of Attorney for David D. Smith,  Frederick  G. Smith,  J. Duncan
         Smith,  Robert E.  Smith,  Basil A.  Thomas,  William  Brock,  Lawrence
         McCanna and David B. Amy.
 25.1+   Statement of Eligibility of Trustee for Senior Subordinated  Debentures


 25.2    Statement of Eligibility of Trustee For Senior Debentures on Form T-1.


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* To be filed by  amendment  or as an exhibit to be  incorporated  by  reference herein in connection with an offering of the offered securities.


+ Filed herewith.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland on the 11th day of December , 1997.


                                        SINCLAIR BROADCAST GROUP, INC.

                                        By: /s/ David B. Amy
                                           ------------------------------------
                                           David B. Amy
                                           Chief Financial Officer


                                        THE GUARANTORS LISTED BELOW

                                        By: /s/ David B. Amy
                                            ------------------------------------
                                            David B. Amy
                                            Chief Financial Officer



                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                             TITLE                           DATE
---------------------------   ---------------------------------------   ------------------
            *                 Chairman of the Board,                       December 11, 1997
-------------------------     Chief Executive Officer,
     David D. Smith           President and Director
                              of the Guarantors listed below
                              (Principal executive officer)

       /s/ David B. Amy       Chief Financial Officer and                  December 11, 1997
-----------------------       Director of the Guarantors listed below
       David B. Amy           (other than Sinclair Communications, Inc.,)
                              (Prinicipal Financial and Accounting Officer
                              of Sinclair Broadcast Group, Inc. and
                              the Guarantors listed below

-------------------------     Director of Sinclair Broadcast Group,        December 11, 1997
     Frederick G. Smith        Inc. and Sinclair Communications,

            *
-------------------------     Director of Sinclair Broadcast Group,
     J. Duncan Smith           Inc. and Sinclair Communications,
                               Inc.

-------------------------     Director of Sinclair Broadcast Group,        December 11, 1997
     Robert E. Smith           Inc. and Sinclair Communications,
                               Inc.

        SIGNATURE                             TITLE                           DATE
---------------------------   ---------------------------------------   ------------------
            *                 Director of Sinclair Broadcast Group,        December 11, 1997
-------------------------      Inc. and Sinclair Communications,
        Basil A. Thomas        Inc.

            *                 Director of Sinclair Broadcast Group,        December 11, 1997
-------------------------      Inc. and Sinclair Communications,
       Lawrence E. McCanna     Inc.


*By: /s/ David B. Amy
     David B. Amy
     Attorney-in-fact


                                   GUARANTORS
Chesapeake Television, Inc.
Chesapeake Television Licensee, Inc.
FSF-TV, Inc.
KABB Licensee, Inc.
KDNL Licensee, Inc.
KSMO, Inc.
KSMO Licensee, Inc.
KUPN Licensee, Inc.
SCI-Indiana Licensee, Inc.
SCI-Sacramento Licensee, Inc.
Sinclair Communications, Inc.
Sinclair Radio of Albuquerque, Inc.
Sinclair Radio of Albuquerque Licensee, Inc.
Sinclair Radio of Buffalo, Inc.
Sinclair Radio of Buffalo Licensee, Inc.
Sinclair Radio of Greenville, Inc.
Sinclair Radio of Greenville Licensee, Inc.
Sinclair Radio of Los Angeles, Inc.
Sinclair Radio of Los Angeles Licensee, Inc.
Sinclair Radio of Memphis, Inc.
Sinclair Radio of Memphis Licensee, Inc.
Sinclair Radio of Nashville, Inc.
Sinclair Radio of Nashville Licensee, Inc.
Sinclair Radio of New Orleans, Inc.
Sinclair Radio of New Orleans Licensee, Inc.
Sinclair Radio of St. Louis, Inc.
Sinclair Radio of St. Louis Licensee, Inc.
Sinclair Radio of Wilkes-Barre, Inc.
Sinclair Radio of Wilkes-Barre Licensee, Inc.
Superior Communications of Kentucky, Inc.
Superior Communications of Oklahoma, Inc.
Superior KY License Corp.
Superior OK License Corp.
Tuscaloosa Broadcasting Inc.
WCGV, Inc.
WCGV Licensee, Inc.
WDBB, Inc.
WLFL, Inc.
WLFL Licensee, Inc.
WLOS Licensee, Inc.
WPGH, Inc.
WPGH Licensee, Inc.
WSMH, Inc.
WSMH Licensee, Inc.
WSTR, Inc.
WSTR Licensee, Inc.
WSYX, Inc.
WTTE, Channel 28, Inc.
WTTE, Channel 28 Licensee, Inc.
WTTO, Inc.
WTTO Licensee, Inc.
WTVZ, Inc.
WTVZ Licensee, Inc.
WYZZ, Inc.
WYZZ Licensee, Inc.

                                 EXHIBIT INDEX
                                ----------------

                                                                                     SEQUENTIAL
 EXHIBIT                                                                                PAGE
 NUMBER                        DESCRIPTION                                             NUMBER
-------- -----------------------------------------------------------------------     ----------
  1.1*   Form of Common Stock Underwriting Agreement
  1.2*   Form of Debt Security Underwriting Agreement
  1.3*   Form of Preferred Stock Underwriting Agreement
  4.1    Amended and  Restated  certificate  of  Incorporation (incorporated  by reference to the Company's Report on Form 10-Q for the quarterly period ended June 30, 1996.)
  4.2    Bylaws (incorporated by reference to the Company Registration Statement on Form S-1, No. 33-90682)
  4.3    Form of Class A Common Stock  Certificate (incorporated by reference to the Company's registration statement on Form S-1, No. 33-90682)
  4.4    Form of Articles  Supplementary  relating  to  Preferred  Stock  issued pursuant to this Registration Statement
  4.5    Form of Senior Indenture
  4.6    Form of Senior Subordinated Indenture
  4.7*   Form of Preferred Stock Certificate
  4.8*   Form of Depositary Agreement
  4.9*   Form of Depositary Receipt
  5.1*   Form  of  Opinion of Wilmer, Cutler & Pickering (including the  consent of such firm) regarding legality of securities being offered
  5.2*   Form of Opinion of Thomas & Libowitz,  P.A. (including  the  consent of such firm) regarding legality of securities being offered
 12.1    Statement re computation of ratios
 23.1    Consent of Wilmer, Cutler & Pickering (incorporated herein by reference to Exhibit 5.1 hereto)
 23.2    Consent of Arthur Andersen LLP,independent certified public accountants
 23.3    Consent  of  KPMG  Peat  Marwick LLP,  independent   certified   public
         accountants
 23.4    Consent of Price Waterhouse LLP, independent accountants, relating  to
         Financial Statements of Kansas City TV 62 Limited Partnership
 23.5    Consent of Price Waterhouse LLP, independent accountants, relating   to
         financial  statements  of Cincinnati TV 64 Limited Partnership
 23.6    Consent of Ernst & Young LLP, independent certified public accountants
 23.7    Consent of Barry Baker to be named as a director
 23.8    Consent of Roy F. Coppedge, III to be named as a director
 24.1    Powers of Attorney for David D. Smith,  Frederick  G. Smith,  J. Duncan
         Smith,  Robert E.  Smith,  Basil A.  Thomas,  William  Brock,  Lawrence
         McCanna and David B. Amy.
 25.1+   Statement of Eligibility of Trustee for Senior Subordinated  Debentures

 25.2    Statement of Eligibility of Trustee For Senior Debentures on Form T-1.


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* To be filed by  amendment  or as an exhibit to be  incorporated  by  reference herein in connection with an offering of the offered securities.


+ Filed herewith.